UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

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CommonWealth REIT
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On April 22, 2013, CommonWealth REIT (the “Company”), issued the following press release in connection with an investor presentation made available to the Company’s shareholders (the “Investor Presentation”) on the Company’s web site www.cwhreit.com in connection with the consent solicitation by Corvex Management LP and Related Fund Management, LLC.  A copy of the Investor Presentation is also attached hereto.

* * * * *

FOR IMMEDIATE RELEASE

CommonWealth REIT Makes Investor Presentation Available

Provides Additional Detail Regarding the Company’s Strategic Plan;
Cites Inaccurate Assertions and Questionable Track Records of Corvex/Related

Newton, MA (April 22, 2013): CommonWealth REIT (NYSE: CWH) today made available an investor presentation detailing the Company’s strategic plan and responding to inaccurate assertions by Corvex Management LP (“Corvex”) and Related Fund Management, LLC (“Related” and together with Corvex, “Corvex/Related”).  The presentation is available on the Company’s web site at www.cwhreit.com and will be filed with the Securities and Exchange Commission (“SEC”) later today.

The presentation includes information regarding CWH and its high-quality assets, as well as the Company’s governance, fee structure, and strategy to continue creating value for shareholders.  In particular, the presentation provides details of the Company’s track record of success and the ongoing implementation of its strategic plan. Since 2008, CWH has been repositioning its portfolio by selling suburban office and industrial properties and re-investing proceeds into high quality urban, or central business district (“CBD”), office properties with strong long term growth prospects.

CWH is making progress in executing its strategic plan:

•                  Since January 1, 2008, CWH has increased its portfolio concentration of CBD office properties from approximately 29% (based on Q4 2007 wholly owned property level net operating income, or “NOI”) to approximately 56% (based on Q4 2012 NOI).

•                  Acquired $3.7 billion of primarily Class A CBD office properties, principally from distressed sellers.

•                  Sold $1.5 billion of primarily suburban office properties for significant gains.

•                  The Company is currently marketing for sale 94 properties with low occupancy and negative cashflow.

•                  18 of these 94 properties have been sold to date.

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•                  CWH has unlocked value for the Company by raising equity through “carve-out” IPOs for Government Properties Income Trust (NYSE: GOV) and Select Income REIT (NYSE: SIR) at higher multiples than issuing equity at CWH.

•                  Received $650 million of combined proceeds from “carve-out” IPOs of GOV and SIR.

•                  Recently, CWH sold its remaining equity position in GOV for $240.1 million, recognizing a gain of $66.3 million.

The presentation filed today also points out the contradictions inherent in public statements made by Corvex/Related.  Corvex/Related presented a conditional, unfinanced “offer” to purchase CWH for $24.50/share while arguing that the true value of CWH is at or about $44.00/share.  Corvex/Related are now pursuing a consent solicitation to remove the entire CWH Board and have proposed a new CEO who presumably they will appoint if they can obtain control of the Company.  The bottom line seems to be that they want to force a sale to themselves or to seize control of CWH before the benefits of CWH’s business plan can be fully realized by all shareholders.

CWH also believes that Related and its affiliates have a history of managing public real estate companies for their private benefit.  Specifically, Jeff Blau, the principal of Related and CEO of the Related Companies, previously served as Chairman, CEO and a Trustee of American Mortgage Acceptance Company (“AMAC”); during which time, AMAC funded loans to affiliates of the Related Companies which subsequently defaulted and became worthless.  Shortly thereafter, AMAC ceased operations and filed for bankruptcy.  Additionally, Mr. Blau and Stephen Ross, the Chairman of the Related Companies, served as Managing Trustees on the board of Centerline Holding Company (f/k/a Charter Municipal Mortgage Acceptance Company, or “CharterMac”); during which time, Centerline/CharterMac provided financing directly and indirectly to affiliates of the Related Companies.   During Jeff Blau’s and Stephen Ross’s combined tenure on the Centerline/CharterMac board between 2003 and 2009, the total returns realized by public shareholders were a loss of 97.7%.

Corvex has limited real estate industry experience, but its principal’s history of controlling a publicly owned real estate company also raises concerns. Corvex’s Managing Partner, Keith Meister, and his former employer first made a tender offer for WCI Communities, Inc., which they later withdrew.  Then, Mr. Meister was elected to the board of WCI in 2007 following a proxy contest; and within about one year of his joining the WCI board, WCI was forced into bankruptcy and essentially all WCI shareholder value was lost.

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CommonWealth REIT is a real estate investment trust, or REIT, which primarily owns office properties located throughout the United States.  CWH is headquartered in Newton, MA.

Corvex/Related are soliciting consents to remove the entire CWH Board.  No record date has been set to determine which shareholders may be entitled to participate in the consent solicitation.  Corvex/Related have commenced litigation which may determine if they are eligible to solicit such consents, but no court or arbitration panel has ruled that Corvex/Related are eligible to seek such consents.  Shareholders who may receive consent materials from Corvex/Related are urged to take no action.  If and when it becomes appropriate to do so, CWH will distribute a consent revocation statement disclosing facts relevant to those matters.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S CURRENT EXPECTATIONS BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND CWH’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE DESCRIBES CWH’S CURRENT BUSINESS PLAN TO FOCUS UPON OWNING HIGH QUALITY CBD OFFICE PROPERTIES AND STATES THAT THE POSITIVE RESULTS OF THIS PLAN ARE BEING REALIZED.  THE IMPLICATION OF THESE STATEMENTS IS THAT CWH MAY SUCCESSFULLY COMPLETE ITS BUSINESS PLAN AND, AS A RESULT, CWH AND CWH SHAREHOLDERS WILL REALIZE INCREASING VALUE.  MANY ELEMENTS OF CWH’S BUSINESS PLAN REQUIRE THE PARTICIPATION OF THIRD PARTIES WHO ARE BEYOND CWH’S CONTROL:  DIVESTING NON-CORE PROPERTIES AND OTHER ASSETS REQUIRES FINDING BUYERS FOR THESE PROPERTIES AND ASSETS AT ACCEPTABLE PRICES; CONCENTRATING INVESTMENTS IN CBD OFFICE PROPERTIES MAY REQUIRE THAT CWH LOCATE ADDITIONAL

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CBD OFFICE PROPERTIES WHICH ARE AVAILABLE FOR SALE AT REASONABLE PRICES; ETC.   ALSO, MARKET CONDITIONS BEYOND CWH CONTROL AND UNRELATED TO CWH’S ACTIVITIES MAY ADVERSELY AFFECT THE VALUE CWH AND ITS SHAREHOLDERS MAY REALIZE IN THE FUTURE.  THE DECISION OF CWH’S BOARD TO CONTINUE ITS BUSINESS PLAN IS BASED UPON THE BUSINESS JUDGMENT OF CWH’S BOARD, BUT BUSINESS JUDGMENTS MAY BE MISTAKEN.

•                  THIS PRESS RELEASE STATES THAT NO RECORD DATE HAS BEEN SET TO DETERMINE WHICH SHAREHOLDERS ARE ENTITLED TO PARTICIPATE IN THE CONSENT SOLICITATION BY CORVEX/RELATED AND THAT NO COURT OR ARBITRATION PANEL HAS RULED THAT CORVEX/RELATED ARE ELIGIBLE TO SEEK SUCH CONSENTS.  THE IMPLICATION OF THESE STATEMENTS IS THAT THE CONSENTS BEING SOLICITED BY CORVEX/RELATED WILL HAVE NO VALIDITY OR EFFECT.  HOWEVER, CORVEX/RELATED HAVE STATED THAT THEY BELIEVE THE RECORD DATE FOR THEIR CONSENT SOLICITATION IS THE CLOSE OF BUSINESS ON MONDAY, APRIL 22, 2013, AND THEY HAVE COMMENCED LITIGATION IN THE CIRCUIT COURT FOR BALTIMORE CITY WHICH QUESTIONS THE VALIDITY OF CERTAIN PROVISIONS OF CWH’S BYLAWS WHICH PROVIDE THAT THE CWH BOARD OF TRUSTEES SHALL SET THE RECORD DATE FOR A CONSENT SOLICITATION WITHIN 30 DAYS AFTER THE BOARD RECEIVES A VALID REQUEST FOR A RECORD DATE.  THE RESULTS OF LITIGATION ARE DIFFICULT TO PREDICT AND CWH CANNOT GUARANTEE THAT ITS LEGAL CONCLUSIONS REGARDING THE ABSENCE OF A RECORD DATE AT THIS TIME WILL BE UPHELD OR WHAT THE RESULTS OF THE PENDING LITIGATION MAY BE.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.  EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, CWH DOES NOT INTEND TO UPDATE THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF NEW INFORMATION WHICH MAY COME TO ITS ATTENTION.

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The Company, its Trustees and certain of its executive officers and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the consent solicitation being conducted by Corvex/Related and certain of their affiliates.  On April 1, 2013, the Company filed a revised preliminary consent revocation statement with the SEC in response to the consent solicitation. The Company will furnish a definitive consent revocation statement to its shareholders, together with a BLUE consent revocation card, when they become available. SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the revised preliminary consent revocation statement filed with the SEC and other materials to be filed with the SEC in connection with the Consent Solicitation.

Shareholders will be able to obtain, free of charge, copies of the consent revocation statement and any other documents to be filed by the Company with the SEC in at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.cwhreit.com) or by requesting materials from the firm assisting the Company in the solicitation of consent revocations, Innisfree M&A Incorporated, toll-free at 877-750-5836.

Contacts:

INVESTORS Carlynn Finn 617-796-8222 Senior Manager, Investor Relations	MEDIA Timothy A. Bonang 617-796-8222 Vice President, Investor Relations
Larry Miller /Jennifer Shotwell/Arthur Crozier 212-750-5833 Innisfree M & A Incorporated	Jonathan Keehner / Taylor Ingraham 212-355-4449 Joele Frank, Wilkinson Brimmer Katcher

(end)

* * * * *

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Investor Presentation April 2013 111 East Wacker Drive & 233 North Michigan Avenue Chicago, IL Mellon Bank Center 1735 Market Street Philadelphia, PA Chase Tower 111 Monument Circle Indianapolis, IN CommonWealth REIT

CommonWealth REIT CWH, its Trustees and certain of its executive officers and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the consent solicitation being conducted by Corvex/Related and certain of their affiliates. On April 1, 2013, the Company filed a revised preliminary consent revocation statement with the Securities and Exchange Commission (the “SEC”) in response to the consent solicitation. CWH will furnish a definitive consent revocation statement to its shareholders, together with a BLUE consent revocation card, when they become available. SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT CWH WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the revised preliminary consent revocation statement filed with the SEC and other materials to be filed with the SEC in connection with the consent solicitation. Shareholders will be able to obtain, free of charge, copies of the consent revocation statement and any other documents to be filed by CWH with the SEC in connection with the consent solicitation at the SEC’s website (http://www.sec.gov) at CWH’s website (http://cwhreit.com) or by requesting materials from the firm assisting CWH in the solicitation of consent revocations, Innisfree M&A Incorporated, toll free at 1-877-750-5836. This material is being distributed in response to a consent solicitation by Corvex Management LP and Related Fund Management LLC. No record date has been established to determine which shareholders may be entitled to participate in that consent solicitation; shareholders are urged to take no action with regard to the consent solicitation materials being distributed by Corvex/Related unless and until Corvex/Related’s eligibility to solicit consents is determined and a record date is established. 2

CommonWealth REIT Company overview. • CommonWealth REIT (CWH) is a large, nationwide office REIT. . Completed IPO in 1986; CWH has been operating as a REIT for over 26 years. . Owns 440 properties with approximately 72 million square feet. . Properties are located in over 60 markets throughout the U.S., with a small portfolio in Australia. . Broad tenant base of approximately 1,900 tenants, with limited tenant concentration. . No single tenant exceeds 2% of annual rents. . Manageable near term lease expirations and strong leasing program. . Weighted (by rents) average remaining lease term of 6.7 years at 12/31/2012. . Leases for 7.4 million square feet entered in 2012. . Improving portfolio metrics. . 90.0% occupancy at 12/31/2012 (significantly above nationwide office industry occupancy of 82.9%(1)). . +2.1% same property GAAP NOI in 2012.(2) 3 States in which CWH owns properties. Nationwide U.S. Portfolio Note: Unless otherwise specified, all information in this presentation is consolidated financial and portfolio information as of and for the twelve months ended 12/31/2012. (1) Source: REIS, Inc. (2) Based on year ended 12/31/2012 financial results for properties owned continuously since 1/1/2011; excludes properties classified in discontinued operations.

Company strategy.

- **CWH owns a portfolio that offers a balance between stability and growth:**
  - Stability:
    - Large portfolio of properties with diversity by geography and tenancies.
  - Growth:
    - Large number of properties with long term growth potential, including many high quality office towers in downtown locations.
- **During the past five years, CWH has been repositioning its portfolio into high quality urban, or central business district (CBD), office properties and away from suburban and industrial properties.**
  - CWH took advantage of market dislocation in 2008-2011 to expedite this repositioning by acquiring high quality CBD office properties at attractive prices.



Then (4Q 2007)(1)
29.2%
Suburban Office 51.3%
19.5%
Now (4Q 2012)(1)
CBD Office 55.8%
34.7%
9.5%
CBD Office
Suburban Office
Industrial & Other

Since 2008, CWH has improved the quality and composition of its portfolio.

Source: Company filings.
(1) Based on total wholly owned property NOI.

CommonWealth REIT
4

CommonWealth REIT Successfully implementing strategic plan. • Portfolio repositioning started in 2008. . Since 1/1/2008, CWH has acquired $3.7 billion of properties with approximately 24.1 million square feet (excluding properties acquired by SIR since its IPO in March 2012). . Primarily Class A CBD office properties, many of which were acquired from distressed sellers. . Since 1/1/2008, CWH has sold $1.5 billion of properties with approximately 9.0 million square feet. . Primarily suburban office properties; realized gains of approximately $433 million. • GOV and SIR IPOs. . Received $650 million of combined proceeds through “carve-out” IPOs of non-core property portfolios. . Unlocked value by indirectly selling stock at higher multiples than issuing stock at CWH. . Enabled CWH to continue executing its portfolio repositioning strategy without diluting existing shareholders. • In response to a stronger sales market for “turnaround” properties, CWH is currently selling underperforming suburban properties. . As of 12/31/12, 94 properties with approximately 6.7 million square feet were being marketed for sale. . Low occupancy (26.5%) and negative NOI contribution ($1.2 million). . As of April 22, 2013, 18 (of these 94 properties) with approximately 1.1 million square feet have already been sold. 5 Source: Company filings. Purchased (CBD Office in Phoenix, AZ) Sold (Suburban Office in Fremont, CA) Purchased (CBD Office in Bellevue, WA)

CommonWealth REIT Disciplined acquisition/disposition strategy. 6 Source: Company filings. (1) Based on in-place NOI, including straight line rents, at time of acquisition. Since 2008 CWH has taken advantage of market dislocation to acquire high quality properties at attractive cap rates and to sell many non-core properties at a gain. Acquisition Cap Rate(1) 8.9% 9.9% 10.0% 9.5% 9.0% 8.7% $0mm $137mm $79mm $172mm $43mm $2mm $307 $473 $615 $870 $1,145 $554 $1 $347 $215 $616 $265 $22 $0 $300 $600 $900 $1,200 2007 2008 2009 2010 2011 2012 $ in millions Acquisitions Dispositions Capital Gains Realized from Dispositions Period of Office Market Dislocation

CommonWealth REIT Track record of successful high quality acquisitions. 7 Source: Company filings. (1) Occupancy as of 12/31/2012. (2) Based on in-place NOI, including straight line rents, at time of acquisition. (3) Based on management’s estimates. 17th Street Plaza 333 108th Avenue NE 111 River St. 701 Poydras St. Current Estimated Value Year Acquisition Historical Current Estimated vs. Historical Acquired Sq. Ft. Occupancy(1) Cap Rate(2) Investment Value(3) Investment 333 108th Avenue NE 2009 416,503 100.0% 9.7% $169mm $253mm 1.5x Bellevue, WA 20-story Class A office tower 17th Street Plaza 2009 672,465 87.7% 9.8% $140mm $226mm 1.6x Denver, CO 33-story Class AA office tower 111 River Street 2009 521,410 98.0% 10.5% $147mm $249mm 1.7x Hoboken, NJ 13-story Class A office building 600 West Chicago 2011 1,510,707 98.2% 8.1% $399mm $409mm 1.0x Chicago, IL 8-story mixed use Class A office building 701 Poydras Street 2011 1,256,971 91.5% 10.1% $105mm $137mm 1.3x New Orleans, LA 51-story Class A office tower 185 Asylum Street 2012 868,395 98.7% 9.6% $103mm $117mm 1.1x Hartford, CT 39-story Class A office tower

CommonWealth REIT Successful GOV and SIR IPOs. 8 Source: FactSet. (1) Based on 4/19/13 closing price of $28.06. Total Returns Since IPO: +70% CAGR Since IPO: 15% Total Returns Since IPO: +38% CAGR Since IPO: 34% • In March 2012, Select Income REIT (NYSE: SIR) completed its IPO. CWH received $400 million from SIR in connection with this IPO. CWH currently owns 22 million common shares (56%) of SIR which have a trading value of approximately $617 million(1) ($504 million 12/31/2012 book value). GOV IPO SIR IPO • In June 2009, a former subsidiary which owns government leased buildings, Government Properties Income Trust (NYSE: GOV), completed its IPO. CWH received $250 million from GOV in connection with this IPO. CWH sold its remaining shares in GOV in March 2013 for $250.7 million and recognized a gain of $66.3 million. The “carve out” IPOs of GOV and SIR allowed CWH to unlock value by indirectly selling stock at higher multiples and continue executing its portfolio repositioning without diluting existing shareholders. 80% 100% 120% 140% 160% 180% 200% 6/3/2009 1/25/2010 9/18/2010 5/12/2011 1/3/2012 8/26/2012 4/19/2013 80% 90% 100% 110% 120% 130% 140% 3/7/2012 5/14/2012 7/21/2012 9/27/2012 12/4/2012 2/10/2013 4/19/2013

Strong, well managed balance sheet.

- **Conservative balance sheet strategy.**
  - CWH is currently rated investment grade by Moody's (Baa3) and S&P (BBB-).
    - CWH was one of the first REITs to be investment grade rated by Moody's and S&P (1994).
  - CWH has historically maintained a strong balance sheet, ample liquidity and financial flexibility.
    - Financial flexibility allowed CWH to reposition its portfolio and acquire high quality CBD office properties from distressed sellers.
    - CWH recently issued public notes that enhance its financial flexibility: $175 million of 30-year unsecured notes at 5.75% issued in July 2012, callable at par in 2017.
- **Recent equity offering and sale of GOV shares were completed to maintain conservative balance sheet and investment grade ratings.**
  - In Q1 2013, CWH raised $867.7 million of net proceeds from an equity offering and the sale of its remaining equity stake in GOV. 100% of these proceeds were used to repay debt and significantly improve CWH's credit ratios.
    - Received net proceeds of $627.6 million from the equity offering.
    - Received net proceeds of $240.1 million from the sale of CWH's remaining stake in GOV.
    - Retired a total of $670.3 million of principal amount of unsecured senior notes due between 2014 and 2016; balance of net proceeds used to repay revolving credit facility.



Fixed Charge Coverage Ratio(1)
2.2x
2.6x
Actual 12/31/2012
Pro forma 12/31/2012



Debt / EBITDA(1)
7.7x
6.5x
Actual 12/31/2012
Pro forma 12/31/2012

Recent financing activities have allowed CWH to reduce debt, improve its credit ratios and address near term debt maturities.

CommonWealth REIT

Source: Company filings.

(1) See Appendix for calculations of actual and pro forma EBITDA and fixed charge coverage and debt / EBITDA ratios.

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CommonWealth REIT • CWH is managed by Reit Management & Research LLC (RMR). • RMR was founded in 1986 to manage publicly owned real estate investments. • Today, RMR manages five publicly traded REITs, two publicly traded operating companies, a publicly traded mutual fund that invests in unaffiliated real estate securities and a privately owned hotel management company. • RMR manages one of the largest portfolios of publicly owned real estate in the U.S., including approximately 1,700 properties located throughout North America (and a small portfolio in Australia).(1) • The public companies managed by RMR and its affiliates have combined total assets of approximately $22 billion, annual revenues of almost $12 billion and over 47,000 employees.(1) • RMR is able to leverage its economies of scale to lower costs and add value to each of its managed companies. RMR directly employs approximately 820 real estate professionals in its headquarters and regional offices throughout the U.S. Regional and area offices Corporate headquarters States/areas in which RMR managed properties are located Experienced management. 10 RMR Managed REITs Other RMR Managed Businesses RMR Advisors, Inc. (1) As of 12/31/2012.

CommonWealth REIT 11 The RMR management agreements. Source: Company filings. (1) The business management fee is 0.70% for the first $250 million of gross historical real estate asset value, 0.50% of gross historical real estate value over $250 million, and 1.00% of the gross historical real estate asset value for all assets located in Australia; excludes any incentive management fees paid in CWH common shares based on annual growth in FFO per share. RMR has two management agreements with CWH: • Business management agreement. . RMR pays all corporate level expenses (including employee and infrastructure costs), except third party costs (e.g. accounting, legal, NYSE listing fees, etc.), from fees it collects under this agreement. . Calculated as approximately 0.50% of gross historical real estate asset value.(1) . The business management fees paid to RMR are approximately 90% of the G&A expenses for CWH. . The business management fees are annually reviewed and benchmarked against industry averages by a Board committee consisting only of Independent Trustees. • Property management agreement. . All property level management expenses are covered by this agreement. . Calculated as 3% of property revenues, plus 5% of any construction costs. . All of these fees are included as property operating expense, not G&A expense. . The property management fees are annually reviewed and benchmarked against industry averages by a Board committee consisting only of Independent Trustees. • RMR is not paid any other fees, such as acquisition fees, disposition fees, leasing fees, financing fees, etc. The relationship between RMR and CWH is similar to the typical relationship between a mutual fund and its external manager; i.e. RMR provides essentially all of the management services required by CWH.

CommonWealth REIT • Corvex/Related have stated that CWH paid $77.3 million to RMR in 2012 and implied that these fees represent excessive G&A costs which can be eliminated if RMR’s management agreements were terminated.(1) . The amount stated by Corvex/Related appears to include RMR fees paid by CWH and SIR, which was a consolidated subsidiary of CWH in 2012. Total fees paid by CWH stand alone were $69.8 million in 2012. • Approximately 44% of the fees paid by CWH to RMR in 2012 were property management fees, which are not included in G&A. These property level expenses are included in property operating expenses and, contrary to the assertions by Corvex/Related, they are at or below industry average costs. • CWH’s 2012 total consolidated (including SIR) G&A expenses were $51.7 million. . CWH’s 2012 total stand alone G&A expenses were $44.6 million. . CWH stand alone fees paid to RMR included in G&A expenses during 2012 were, in fact, $38.9 million. Setting the record straight. 12 (1) Schedule 13D filing by Corvex/Related on 2/26/2013.

Contrary to the assertions made by Corvex/Related, RMR provides CWH with a nationwide, fully integrated management platform at below industry average costs.

G&A (% of Revenues)



Lower
5.1%
4.9%
6.3%
7.3%
CWH
CWH (Excl. SIR)
Primary Peers Average
Secondary Peers Average

G&A (% of Gross Real Estate Assets)



Lower
0.66%
0.67%
0.76%
0.69%
CWH
CWH (Excl. SIR)
Primary Peers Average
Secondary Peers Average



Lower
G&A (% of NOI)
8.7%
8.8%
9.8%
10.6%
CWH
CWH (Excl. SIR)
Primary Peers Average
Secondary Peers Average

CWH's G&A is lower than the average G&A for comparable office REITs.

Source: Company filings for the 12-month period ended December 31, 2012.
Note: Includes REITs in the office sector with total enterprise value at 12/31/2012 between $4 billion and $10 billion. Primary Peers include BDN, CLI, DRE, HIW, LRY and PDM. Secondary Peers include ARE, BMR, DEI, KRC and OFC.

CommonWealth REIT
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CommonWealth REIT The Corvex/Related proposal to remove the entire CWH Board and terminate RMR’s management of CWH may cause material losses to CWH and CWH shareholders. • Corvex/Related seem oblivious to the adverse consequences which will likely result from removal of the entire CWH Board and the termination of RMR’s management agreements. . Ongoing lease negotiations will likely be adversely impacted. . Ongoing capex projects will likely be disrupted. . Competing landlords will undoubtedly seek advantages. • It will likely take approximately 90 days to arrange for a new Board to be elected. • Without any Board, CWH will be unable to undertake any significant activities. • Lenders may exercise change of control and default rights. • It is unclear if CWH shares will continue to qualify for NYSE trading while there is no Board in place. • Corvex/Related have proposed a new CEO and new third party managers to operate CWH in place of RMR. • It is unclear how new officers and managers may be appointed before a new Board is installed. • It is unclear who can prepare, authorize or sign public company reports while there is no Board in office. • It is unclear what these new managers will cost; RMR’s management results in G&A costs below industry averages. 14

CommonWealth REIT American Mortgage Acceptance Company (AMAC): • Jeff Blau (CEO of the Related Companies) previously simultaneously served as an officer of the Related Companies and as Chairman, CEO and Trustee of AMAC, a publicly owned REIT that made mortgage loans. AMAC funded loans to properties owned or developed by affiliates of Related, including large loans to projects in the areas of Aspen, CO and Phoenix, AZ that subsequently defaulted and became worthless. Shortly thereafter, AMAC ceased operations and filed for bankruptcy. Centerline Holding Company (f/k/a Charter Municipal Mortgage Acceptance Co., or “CharterMac”): • Jeff Blau and Stephen Ross (Chairman of the Related Companies) also both served on the Board of Centerline from 2003 (after principals of Related were paid $338 million by Centerline to internalize management) until their departure from the Board in 2009. Centerline is a real estate finance company which also provided financing directly and indirectly to affiliates of Related. During Jeff Blau’s and Stephen Ross’s combined tenure on the Board of Centerline, the total returns realized by public shareholders was a LOSS of approximately 97.7%. Related and its affiliates have a troublesome history of managing public real estate companies for their private benefit and to the detriment of public shareholders. 15 It appears that when Related and its affiliates have controlled public real estate companies in the past, substantially all shareholder value was destroyed.

CommonWealth REIT WCI Communities, Inc. (WCI): • Keith Meister (Managing Partner of Corvex) and his former employer acquired a 14.6% ownership position in WCI in January 2007. WCI was a publicly owned real estate development company. In public filings, Keith Meister and his associates criticized WCI management and stated that their goal was to change management and enhance shareholder value. In March 2007, Keith Meister and his associates launched a tender offer for WCI at $22.00 per share. The tender offer was subsequently withdrawn and Keith Meister and his associates began a proxy contest for control of WCI. By August 2007, Keith Meister and his associates were elected to the WCI Board and eventually appear to have assumed effective control of WCI. Within about one year after Keith Meister was elected to the WCI Board, WCI filed for bankruptcy in August 2008. Although Corvex has less real estate industry experience, its principal’s history of controlling a public real estate company also raises concerns. 16 Corvex is an activist hedge fund that appears interested in opportunistic short term gains at the expense of long term shareholder value.

CommonWealth REIT • Corvex/Related originally “offered” $25.00 per share to acquire CWH, then increased their “offer” to $27.00 per share, and later lowered their “offer” to $24.50 per share. . These amounts are significantly below their own initial value for the company of $40.00 to $55.00 per share, which was later revised to $35.00 to $44.00+ per share.(1) . These “offers” were also highly contingent and conditioned upon diligence and financing. • Corvex/Related base their financial analysis of CWH on a fictional number for stand alone CWH annual NOI of $547 million.(2) . Actual annualized Q4 2012 stand alone CWH NOI was $487 million.(3) . Corvex/Related provide no explanation on how they plan to immediately increase NOI by $60 million other than with vague statements about alleged better management. . CWH’s G&A expenses are below industry averages and will likely increase if RMR is terminated. • Corvex/Related are moving ahead with a proposed consent solicitation process to remove the entire CWH Board without a record date while their right to proceed is in litigation they initiated. . Corvex/Related have sued CWH and its Board in both federal court in Boston, MA and in state court in Baltimore, MD. There has been no resolution of their claims, including claims challenging certain CWH bylaws which impact their right to pursue a consent solicitation. . There is no record date and no shareholders are currently entitled to act by written consent. • Corvex/Related have not reconciled the conflict between maintaining an “offer” to acquire CWH and simultaneously seeking to take control of CWH by a consent solicitation to remove the entire CWH Board. Corvex/Related’s actions to date raise many questions about their intentions. 17 Corvex/Related’s track record of operating public real estate companies, together with their public statements, imply that their true goals have little, if anything, to do with corporate governance and management, but appear focused on realizing the value inherent in CWH for themselves at the expense of other CWH shareholders. (1) Schedules 13D filed by Corvex/Related on 2/26/2013 and 4/18/2013 (2) Schedule 13D filed by Corvex/Related on 4/18/2013. (3) See Appendix for calculation.

CommonWealth REIT 18 The continued repositioning of CWH into high quality, high growth CBD office properties is the best way to improve shareholder value. • What we have accomplished: . Repositioned the majority of CWH’s portfolio into high quality CBD office properties. . Used financial strength to purchase high quality properties at distressed prices between 2008 and 2011. . Unlocked value through the IPOs of two successful REITs (GOV and SIR). . De-levered the balance sheet and improved CWH’s financial flexibility. . Identified 94 underperforming properties which have been sold or are being marketed for sale. • What we will accomplish: . Complete the portfolio repositioning started in 2008 into high quality CBD office properties. . Sell underperforming properties and consider selling remaining non-core properties and other assets, such as equity position in SIR. Invest proceeds into high quality CBD office properties with growth potential. . Use RMR’s intimate knowledge of CWH’s assets and the full capabilities of RMR’s property management / leasing team to improve property operations and increase shareholder value.

CommonWealth REIT Appendix 19

CommonWealth REIT Calculation of EBITDA and fixed charge coverage and debt / EBITDA ratios. 20 (1) Pro forma adjusted for: (a) $627.6 million raised from the issuance of common shares in March 2013, (b) $240.1 million raised from the sale of GOV shares in March 2013; and (c) the application of the net proceeds to redeem $670.3 million of senior notes tendered during March 2013 and to reduce amounts outstanding on revolving credit facility. ($ in thousands) Actual Pro Forma 12/31/12 12/31/12(1) EBITDA: Net loss ($79,845) ($40,261) Plus: interest expense from continuing operations 204,244 160,438 Plus: income tax expense 3,207 3,207 Plus: depreciation and amortization from continuing operations 245,729 245,729 Plus: depreciation and amortization from discontinued operations 12,563 12,563 Plus: loss on asset impairment from discontinued operations 168,632 168,632 Plus: acquisition related costs from continuing operations 5,648 5,648 Plus: loss on early exting of debt from continuing operations 1,895 61,710 Plus: adjusted EBITDA from investees 25,209 584 Less: net gain on sale of properties from discontinued operations (2,039) (2,039) Less: equity in earnings of investees (11,420) (851) Less: gain on sale and issuance of shares by an equity investee (7,246) (73,678) EBITDA $566,577 $541,683 Fixed charge coverage ratio: Interest expense $204,244 $160,438 preferred dividends 51,552 51,552 Interest expense + preferred dividends $255,796 $211,990 EBITDA / interest expense + preferred dividends 2.2x 2.6x Debt / EBITDA ratio: Total debt $4,349,821 $3,541,343 Debt / EBITDA 7.7x 6.5x

CommonWealth REIT Calculation of CWH annualized Q4 2012 stand alone NOI. 21 Three Months Ended December 31, 2012 CWH consolidated operating income $ 69,937 Plus: depreciation and amortization 66,950 Plus: general and administrative 13,738 Plus: acquisition related costs 646 CWH consolidated property net operating income (NOI) 151,271 Less: NOI of SIR (29,437) CWH stand alone NOI $ 121,834 CWH annualized stand alone NOI $ 487,336 ($ in thousands)

CommonWealth Trustees.

Trustee	Age	Affiliation	Tenure	Background
William A. Lamkin	53	Independent Trustee	6 years	Mr. Lamkin has been a partner at Ackrell Capital LLC, a San Francisco based investment bank, since 2003.
Joseph L. Morea	57	Independent Trustee	1 year	Mr. Morea was a Vice Chairman and Managing Director, servicing as head of U.S. Equity Markets, at RBC Capital Markets, an international investment bank, from 2003 until 2012.
Barry M. Portnoy	67	Managing Trustee	26 years	Mr. Portnoy has been a Managing Trustee of HPT, SNH, GOV, SIR, FVE, TA, and RMR Funds since 1995, 1999, 2009, 2012, 2001, 2007 and 2003, respectively.
Adam D. Portnoy	42	Managing Trustee	6 years	Mr. Portnoy has been a Managing Trustee of HPT, SNH, GOV, SIR and RMR Funds since 2007, 2007, 2009, 2012 and 2003, respectively.
Frederick N. Zeytoonjian	77	Independent Trustee	13 years	Mr. Zeytoonjian is the founder and has been Chairman and Chief Executive Officer of Turf Products, LLC, one of the largest distributors of lawn care equipment in the United States, for over 40 years.

Source: Company filings.

CommonWealth REIT

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CommonWealth REIT THIS PRESENTATION CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S CURRENT EXPECTATIONS BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND CWH’S CONTROL. FOR EXAMPLE: • THIS PRESENTATION DESCRIBES CWH’S CURRENT BUSINESS PLAN TO FOCUS UPON OWNING HIGH QUALITY CBD OFFICE PROPERTIES AND STATES THAT THE POSITIVE RESULTS OF THIS PLAN ARE BEING REALIZED. THE IMPLICATION OF THESE STATEMENTS IS THAT CWH MAY SUCCESSFULLY COMPLETE ITS BUSINESS PLAN AND, AS A RESULT, CWH AND CWH SHAREHOLDERS WILL REALIZE INCREASING VALUE. MANY ELEMENTS OF CWH’S BUSINESS PLAN REQUIRE THE PARTICIPATION OF THIRD PARTIES WHO ARE BEYOND CWH’S CONTROL: DIVESTING NON-CORE PROPERTIES AND OTHER ASSETS REQUIRES FINDING BUYERS FOR THESE PROPERTIES AND ASSETS AT ACCEPTABLE PRICES; CONCENTRATING INVESTMENTS IN CBD OFFICE PROPERTIES MAY REQUIRE THAT CWH LOCATE ADDITIONAL CBD PROPERTIES WHICH ARE AVAILABLE FOR SALE AT REASONABLE PRICES; ETC. ALSO, MARKET CONDITIONS BEYOND CWH CONTROL AND UNRELATED TO CWH’S ACTIVITIES MAY ADVERSELY AFFECT THE VALUE CWH AND ITS SHAREHOLDERS MAY REALIZE IN THE FUTURE. THE DECISION OF CWH’S BOARD TO CONTINUE ITS BUSINESS PLAN IS BASED UPON THE BUSINESS JUDGMENT OF CWH’S BOARD, BUT BUSINESS JUDGMENTS MAY BE MISTAKEN. • THIS PRESENTATION STATES THAT NO RECORD DATE HAS BEEN SET TO DETERMINE WHICH SHAREHOLDERS ARE ENTITLED TO PARTICIPATE IN THE CONSENT SOLICITATION BY CORVEX/RELATED AND THAT NO COURT OR ARBITRATION PANEL HAS RULED THAT CORVEX/RELATED ARE ELIGIBLE TO SEEK SUCH CONSENTS. THE IMPLICATION OF THESE STATEMENTS IS THAT THE CONSENTS BEING SOLICITED BY CORVEX/RELATED WILL HAVE NO VALIDITY OR EFFECT. HOWEVER, CORVEX/RELATED HAVE STATED THAT THEY BELIEVE THE RECORD DATE FOR THEIR CONSENT SOLICITATION IS THE CLOSE OF BUSINESS ON MONDAY, APRIL 22, 2013, AND THEY HAVE COMMENCED LITIGATION IN THE CIRCUIT COURT FOR BALTIMORE CITY WHICH QUESTIONS THE VALIDITY OF CERTAIN PROVISIONS OF CWH’S BYLAWS WHICH PROVIDE THAT THE CWH BOARD OF TRUSTEES SHALL SET THE RECORD DATE FOR A CONSENT SOLICITATION WITHIN 30 DAYS AFTER THE BOARD RECEIVES A VALID REQUEST FOR A RECORD DATE. THE RESULTS OF LITIGATION ARE DIFFICULT TO PREDICT AND CWH CANNOT GUARANTEE THAT ITS LEGAL CONCLUSIONS REGARDING THE ABSENCE OF A RECORD DATE AT THIS TIME WILL BE UPHELD OR WHAT THE RESULTS OF THE PENDING LITIGATION MAY BE. FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESENTATION. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, CWH DOES NOT INTEND TO UPDATE THE FORWARD LOOKING STATEMENTS IN THIS PRESENTATION AS A RESULT OF NEW INFORMATION WHICH MAY COME TO ITS ATTENTION. Warning regarding forward looking statements. 23

Investor Presentation April 2013 111 East Wacker Drive & 233 North Michigan Avenue Chicago, IL Mellon Bank Center 1735 Market Street Philadelphia, PA Chase Tower 111 Monument Circle Indianapolis, IN CommonWealth REIT